VISION-SCIENCES, INC.
ATTN: AARON POLAK
40 RAMLAND ROAD SOUTH
ORANGEBURG, NY 10962

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81346-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISION-SCIENCES, INC

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, 5, 6, 7 and 8.	**For**	**Against**	**Abstain**
Proposal 1: To approve (a) the agreement and plan of merger, dated as of December 21, 2014, among Vision, Uroplasty, Inc. ("Uroplasty") and Visor Merger Sub LLC, a direct wholly-owned subsidiary of Vision ("Merger Sub"), a copy of which is included as Annex A to the joint proxy statement/prospectus, which provides, among other things, for the merger of Uroplasty with and into Merger Sub and the conversion of each share of Uroplasty common stock outstanding immediately prior to the merger into the right to receive 3.6331 shares of common stock of Vision, and (b) the issuance of shares of Vision's common stock in connection with the merger.	☐	☐	☐
Proposal 2: To approve, on an advisory basis, specified compensatory arrangements between Vision and its named executive officers relating to the merger, as disclosed in the joint proxy statement/prospectus pursuant to the rules of the Securities and Exchange Commission.	☐	☐	☐
Proposal 3: To approve an amendment to Vision's Amended and Restated Certificate of Incorporation to change the name of the company from "Vision-Sciences, Inc." to "Cogentix Medical, Inc." effective as of the effective time of the merger.	☐	☐	☐
Proposal 4: To approve an amendment to Vision's Amended and Restated Certificate of Incorporation to effect a reverse split of Vision's common stock.	☐	☐	☐
Proposal 5: To approve an amendment to Vision's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 275,000,000 effective as of the effective time of the merger if the reverse stock split is not approved.	☐	☐	☐
Proposal 6: To approve the Cogentix Medical, Inc. 2015 Omnibus Incentive Plan effective as of the effective time of the merger.	☐	☐	☐
Proposal 7: To approve amendments to all of the convertible promissory notes and warrants held by Lewis C. Pell, the Chairman of the Vision board of directors.	☐	☐	☐
Proposal 8: To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

M81347-TBD

VISION-SCIENCES, INC.
Special Meeting of Shareholders
[TBD]
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Lewis C. Pell and Howard I. Zauberman or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of VISION-SCIENCES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at [TBD] on [TBD], at [TBD], and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side